EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Zhone Technologies, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-115306 and 333-113320) and in the registration statements on Form S-8 (Nos. 333-117142, 333-110713, 333-98855, 333-88732, 333-83422, 333-73352 and 333-61956) of Zhone Technologies, Inc. of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Zhone Technologies, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Zhone Technologies, Inc.

/s/ KPMG LLP

Mountain View, California.

March 14, 2005